UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2014

AEGERION PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34921	20-2960116
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Identification No.)

101 Main Street, Suite 1850, Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 500-7867

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This report amends the Current Report on Form 8-K filed by Aegerion Pharmaceuticals, Inc. (the “Company”) on July 30, 2014 (the “Original Filing”) to provide information regarding the employment agreement of Craig E. Fraser, the Company’s Chief Operating Officer (“COO”), that was unavailable at the time of the Original Filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in the Original Filing, the board of directors of the Company appointed Mr. Fraser as COO effective August 1, 2014. On October 16, 2014, the Company entered into an amended and restated employment agreement (the “Employment Agreement”) with Mr. Fraser, which Employment Agreement has effect from August 1, 2014.

Pursuant to the Employment Agreement, Mr. Fraser will receive a base salary of $415,000 per year and will be eligible to receive an annual cash bonus of up to 50% of his base salary. If the Company terminates Mr. Fraser’s employment without cause or Mr. Fraser terminates his employment for good reason, in each case, as defined in the Employment Agreement, Mr. Fraser will be eligible for (a) payment of all accrued but unpaid base salary, any unpaid or unreimbursed expenses and any accrued but unused vacation, (b) continued payment of his base salary for 12 months (subject to reduction in the event he receives compensation from another employer during the severance period), (c) payment of the employer portion of the premiums for the Company’s group health and dental program for 12 months (or, if sooner, until he becomes reemployed and eligible for health and/or dental insurance), and (d) if such termination of employment occurs within 18 months after a Sale Event (as defined in the Company’s 2010 Stock Option and Incentive Plan), acceleration of the vesting of 100% of his then outstanding unvested equity awards.

In addition, pursuant to the Employment Agreement, the Company will provide Mr. Fraser with a housing allowance of $4,500 per month, to be applied towards the rental of a suitable apartment in the Cambridge, Massachusetts area, and will offset any tax liability of Mr. Fraser related to such housing allowance. The Company has also agreed to reimburse Mr. Fraser for travel expenses related to his commuting to its Cambridge, Massachusetts offices and to offset any tax liability associated with such commuting expense reimbursements. Under the Employment Agreement, the housing allowance and commuting expense reimbursement terminate on the earlier of August 1, 2016 and termination of Mr. Fraser’s employment.

The foregoing summary of certain terms of the Employment Agreement is qualified in its entirety by the terms of the Employment Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

10.1	Amended and Restated Employment Agreement by and between Aegerion Pharmaceuticals, Inc. and Craig E. Fraser, with effect from August 1, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 17, 2014

AEGERION PHARMACEUTICALS, INC.

By:	/s/ Anne Marie Cook

Anne Marie Cook
Senior Vice President, General Counsel, and Secretary